Exhibit 99.1

Investor Contacts:
Thomas J. Aaron	Ross W. Comeaux
Executive Vice President	Vice President – Investor Relations
and Chief Financial Officer	615-465-7012
615-465-7000

COMMUNITY HEALTH SYSTEMS ANNOUNCES PROPOSED EXCHANGE OFFERS

FRANKLIN, Tenn., May 1, 2018 – Community Health Systems, Inc. (the “Company”) (NYSE:CYH) today announced that its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), intends to commence offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) (i) up to $1,925 million aggregate principal amount of its new 9.875% Junior-Priority Secured Notes due 2023 (the “2023 Notes”) in exchange for any and all of its $1,925 million aggregate principal amount of outstanding 8.000% Senior Unsecured Notes due 2019 (the “2019 Notes”), (ii) up to $1,200 million aggregate principal amount of its new 8.125% Junior-Priority Secured Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “New Notes”) in exchange for any and all of its $1,200 million aggregate principal amount of outstanding 7.125% Senior Unsecured Notes due 2020 (the “2020 Notes”) and (iii) to the extent that less than all of the outstanding 2019 Notes and 2020 Notes are tendered in the Exchange Offers, up to an aggregate principal amount of 2024 Notes equal to, when taken together with the New Notes issued in exchange for the validly tendered and accepted 2019 Notes and 2020 Notes, $3,125 million, in exchange for its outstanding 6.875% Senior Unsecured Notes due 2022 (the “2022 Notes” and, together with the 2019 Notes and the 2020 Notes, the “Old Notes”). The maximum aggregate principal amount of New Notes issued in the Exchange Offers will not exceed $3,125 million.

The Issuer is under no obligation to commence the Exchange Offers. There can be no assurance that the Exchange Offers will be commenced or consummated on the terms described in this press release or at all. The complete terms and conditions of the Exchange Offers will be set forth in an offering memorandum (the “Offering Memorandum”) and related letter of transmittal (the “Letter of Transmittal”), each of which will be distributed to eligible holders of Old Notes in connection with the proposed Exchange Offers.

It is expected that holders whose Old Notes are validly tendered (and not validly withdrawn) on or prior to the early tender deadline with respect to an Exchange Offer (which deadline will be described in the Offering Memorandum) will receive (i) $1,000 principal amount of 2023 Notes per $1,000 principal amount of 2019 Notes tendered and accepted for exchange, (ii) $1,000 principal amount of 2024 Notes per $1,000 principal amount of 2020 Notes tendered and accepted for exchange and (iii) $750 principal amount of 2024 Notes per $1,000 principal amount of 2022 Notes tendered and accepted for exchange (with respect to each series of Old Notes, the “Total Consideration”). See the table below for more information on the consideration offered in connection with the Exchange Offers.

In order to be eligible to receive the maximum principal amount of New Notes offered in the Exchange Offers, eligible holders must validly tender (and not validly withdraw) their Old Notes at or prior to the applicable early tender deadline.

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CYH Announces Proposed Exchange Offers

May 1, 2018

The total amount of consideration to be paid for each $1,000 principal amount of Old Notes of each series properly tendered (and not properly withdrawn) and accepted by the Issuer in the Exchange Offers is set forth in the table below.

Old Notes to be Exchanged	CUSIP	Outstanding Principal Amount of Old Notes	Total Consideration per $1,000 Principal Amount of Old Notes Tendered (if tendered at or prior to the applicable early tender deadline) (1)	Minimum Tender Condition

2019 Notes	12543D AL4	$1,925,000,000	$1,000 principal amount of 2023 Notes	90% of the outstanding aggregate principal amount of 2019 Notes
2020 Notes	12543D AQ3	$1,200,000,000	$1,000 principal amount of 2024 Notes	None
2022 Notes	12543D AV2	$3,000,000,000	$750 principal amount of 2024 Notes (2)	None

(1)	Holders that validly tender their Old Notes after the applicable early tender deadline will be entitled to receive $30 less per $1,000 principal amount tendered and accepted than the Total Consideration applicable to the relevant series of Old Notes.
(2)	Holders that tender 2022 Notes will be required to certify that they are also tendering all 2019 Notes and 2020 Notes they hold in the Exchange Offers.

In addition, holders whose Old Notes are exchanged in the Exchange Offers will receive accrued and unpaid interest in cash in respect of their exchanged Old Notes from the last applicable interest payment date to, but not including, the applicable settlement date for the applicable Exchange Offer.

The Exchange Offers will be subject to certain conditions as will be set forth in the Offering Memorandum and Letter of Transmittal, including the condition that at least 90% of the outstanding aggregate principal amount of the 2019 Notes are tendered in the Exchange Offers. Additionally, the Issuer expects to obtain an amendment to its asset-based loan facility to permit the inclusion of the 2022 Notes in the Exchange Offers prior to the commencement of the Exchange Offers. The Issuer reserves the right, subject to applicable law, to terminate, withdraw or amend each Exchange Offer at any time and from time to time, as will be described in the Offering Memorandum. Exchanging holders of Old Notes will have withdrawal rights as will be described in the Offering Memorandum.

It is expected that the 2023 Notes will be redeemable, at the Issuer’s option, on or after June 30, 2020, at par plus 75% of the coupon, declining ratably to par in 2022. Prior to June 30, 2020, the 2023 Notes will be redeemable, at the Issuer’s option, subject to a standard make-whole provision. It is expected that the 2024 Notes will be redeemable, at the Issuer’s option, on or after June 30, 2021, at par plus 50% of the coupon, declining ratably to par in 2023. Prior to June 30, 2021, the 2024 Notes will be redeemable, at the Issuer’s option, subject to a standard make-whole provision.

It is expected that each indenture governing each series of New Notes (each a “New Notes Indenture”) will contain covenants substantially similar to those included in the Issuer’s outstanding 6.25% Senior Secured Notes due 2023, provided that each New Notes Indenture will restrict the Issuer, or any of its restricted subsidiaries, from incurring additional second lien debt or debt that is senior in priority to the New Notes, but junior in priority to the Issuer’s outstanding senior secured credit facilities, ABL facility and existing secured notes. Further, it is expected that each indenture will provide that the make-whole premium or call premium, as applicable, will be payable upon certain bankruptcy events of default.

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CYH Announces Proposed Exchange Offers

May 1, 2018

It is expected that each series of New Notes will be guaranteed by the Company and certain of its existing and future domestic subsidiaries that guarantee the Issuer’s outstanding senior secured credit facilities, ABL facility and senior notes. In addition, each series of New Notes and related guarantees are expected to be secured by (i) second-priority liens on the collateral that secures on a first-priority basis the Issuer’s outstanding senior secured credit facilities and existing secured notes and (ii) third-priority liens on the collateral that secures on a first-priority basis the Issuer’s outstanding ABL facility, in each case subject to permitted liens as will be described in the Offering Memorandum.

The Issuer and certain institutional investors that are holders of the Old Notes have agreed in principal that such holders will tender greater than 60% aggregate principal amount of Old Notes, consisting of greater than 70% aggregate principal amount of the 2019 Notes, greater than 55% aggregate principal amount of 2020 Notes, and greater than 55% aggregate principal amount of the 2022 Notes, in the Exchange Offers.

The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers are expected to be made, and each series of New Notes are expected to be offered and issued only (i) in the United States to holders of Old Notes who the Issuer reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to holders of Old Notes who are (A) persons other than U.S. persons, within the meaning of Regulation S under the Securities Act, and (B) “non-U.S. qualified offerees” (as will be defined in the Offering Memorandum).

This press release is for informational purposes only. This press release is neither an offer to sell nor a solicitation of an offer to buy any New Notes and is neither an offer to purchase nor a solicitation of an offer to sell any Old Notes. The Exchange Offers will be made only by, and pursuant to, the terms to be set forth in the Offering Memorandum and the Letter of Transmittal. The Exchange Offers will not be made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Documents relating to the Exchange Offers, including the Offering Memorandum and Letter of Transmittal, will only be distributed to eligible holders who complete and return an eligibility form confirming they are either (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) not a U.S. person, within the meaning of Regulation S under the Securities Act and a “non-U.S. qualified offeree” (as will be defined in the eligibility letter).

Forward-Looking Statement

Statements contained in this press release regarding the proposed Exchange Offers are forward-looking statements that involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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